Exhibit 99.2

• • • • • • •	JDA Software Group, Inc. NEWS RELEASE	Contact Information at End of Release

JDA Software Requests Adjournment of i2 Technologies’ Shareholder Meeting
Slated for November 6, 2008
Scottsdale, Ariz. — November 5, 2008 —JDA® Software Group, Inc. (NASDAQ: JDAS) today announced that it has notified i2 Technologies that due to the adverse effect of the continuing credit crisis, available credit terms would result in unacceptable risks and costs to the combined company. As a result, JDA has requested that i2 adjourn its shareholder meeting scheduled for November 6, 2008, to allow the two companies to negotiate a reduced purchase price to close the merger. JDA believes these steps are necessary to ensure the long-term strength of the combined company and protect its shareholders.
     “We continue to believe in the strategic benefits that a merger with i2 would provide. We are disappointed that the current financial credit market and economic environment is impacting our plans to close this acquisition this week. Our business remains strong as does our respect for i2’s solutions, associates and customers, and we look forward to working with i2 and its Board to finalize this acquisition,” commented JDA CEO Hamish Brewer.
     In the event that i2 proceeds with its shareholder meeting as planned, JDA will exercise its discretionary right under the Agreement and Plan of Merger to take up to 60 days in order to continue to attempt to arrange acceptable debt financing.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results — fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution, and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater predictability and more profitably. For more information on JDA Software, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.
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JDA Software Requests Adjournment of i2 Technologies’ Shareholder Meeting

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about the consummation of the pending merger of JDA Software Group, Inc. (“JDA”) and i2 Technologies, Inc. (“i2”) and consummation of the credit facility that is necessary for JDA to acquire i2. Additional information relating to the uncertainty affecting the proposed acquisition of i2 by JDA, uncertainty regarding the businesses of JDA and i2 as well as certain risks associated with the pending merger between JDA and i2 are contained in the respective filings with the SEC, including the Proxy Statement referred to below. Neither JDA nor i2 is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
     In addition to the specific risks identified in the preceding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into JDA’s business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.
Caution Required by Certain SEC Rules
     In connection with the proposed transaction, i2 has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a Definitive Proxy Statement soliciting approval for the proposed transaction. The Proxy Statement contains important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to i2’s Investor Relations page on its corporate website at www.i2.com/investor or by directing a request to i2 at One i2 Place, 11701 Luna Road, Dallas, Texas, 75234, Attention: Investor Relations (telephone: 469-357-1000).
     i2, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of i2 in connection with the transaction described herein. Information regarding the special interests of i2’s directors and executive officers are included in the Definitive Proxy Statement described above. Additional information regarding these directors and executive officers is also set forth in i2’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2008 and Annual Report on Form 10-K filed with the SEC on March 17, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov. i2’s filings are available free of charge on i2’s corporate website at www.i2.com/investor on its investor relations page or by telephone as listed below. JDA may be deemed to have participated in the solicitation of proxies from the stockholders of i2 in favor of the proposed transaction described herein. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2008 and Annual Report on Form 10-K filed with the SEC on March 14, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov. JDA’s filings are available free of charge on JDA’s corporate website at www.jda.com on its investor relations page or by telephone as listed below.
JDA Investor Relations Contact:
Kristen L. Magnuson, Executive Vice President and CFO
kristen.magnuson@jda.com
480-308-3421
JDA Public Relations Contact:
Karen K. Walker, Director Corporate Communications
kk.walker@jda.com
512-474-2046
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260